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           HANSEN, BARNETT & MAXWELL
           A Professional Corporation
          CERTIFIED PUBLIC ACCOUNTANTS

                                                         (801) 532-2200
       MEMBER OF AICPA DIVISION OF FIRMS               Fax (801) 532-7944
                MEMBER OF SECPS                   345 East Broadway, Suite 200
MEMBER OF SUMMIT INTERNATIONAL ASSOCIATES, INC.  Salt Lake City, Utah 84111-2693
                                                         www.hbmcpas.com




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
eRoomSystem Technologies, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated April 13, 2000, except for the third paragraph of Note 1 to the consolidated financial statements, as to which the date is June 2, 2000, with respect to the consolidated financial statements of eRoomSystem Technologies, Inc. included in this Registration Statement on Form SB-2, and consent to the use of our name in the "Experts" section of this Registration Statement.

                                              /s/ HANSEN, BARNETT & MAXWELL

                                              HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
February 2, 2001